Exhibit 5.2

April 12, 2022

LAVA Therapeutics N.V.
Yalelaan 60
3584 CM Utrecht, The Netherlands

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to LAVA Therapeutics N.V., a Dutch  limited liability public company (naamloze vennootschap) (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form F-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale by the Company from time to time of up to $250,000,000 in (i) common shares, nominal value €0.12 per share (the “Common Shares”), of the Company; (ii) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”) to be executed by the Company and the trustee to be named therein; (iii) warrants or other rights to purchase or otherwise acquire Common Shares or Debt Securities of the Company (the “Warrants”); and (iv) units (the “Units”) consisting of one or more Common Shares, Debt Securities, Warrants, or any combination of such securities. The Common Shares, the Debt Securities, the Warrants, and the Units are collectively referred to in this opinion as the “Securities.”

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement.  We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement, prospectus supplement or other form or report as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

For purposes of the opinions hereinafter expressed, we have examined originals or copies (certified and otherwise identified to our satisfaction) of (i) the Registration Statement and the exhibits thereto, (ii) the prospectus contained within the Registration Statement, (iii) copies of the forms of the Indenture, and (iv) such other documents, corporate or limited liability company records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein.  Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter

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April 12, 2022

documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) all offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive purchase, underwriting, sales agency or similar agreement and any other necessary agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) any Securities issuable upon conversion exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and (vii) with respect to any Units, consisting of one or more Common Shares, Debt Securities, Warrants, or any combination of such securities, such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable).

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.    Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the applicable Indenture has been duly executed by the parties thereto, and (ii) the Debt Securities have been executed, authenticated and delivered in accordance with the applicable Indenture against payment therefor, the Debt Securities will be validly issued and the Debt Securities will constitute binding obligations of the Company in accordance with their terms and the terms of the applicable Indenture.

2.    Warrants. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants and any certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.    Units. Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company, (ii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Units (including any Units that may be issued upon exercise, conversion, exchange or

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April 12, 2022

otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.  We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws.  We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances.  We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.  We have assumed the indentures, warrant agreement and unit agreement referenced in the above opinions will be governed by the law of the State of New York.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.  This opinion is not to be used, circulated or otherwise relied upon or referenced by any other person for any other purpose.

Sincerely yours,

/s/ Ballard Spahr LLP